EXHIBIT 99.1

Whole Foods Market Reports Second Quarter Results

Comparable Store Sales Increase 9.5%, Including Positive 55 Basis Point Impact from Easter Shift; Company Produces Record Operating Margin of 7.1%, a 26% Increase in Earnings per Share to $0.64, and Raises EPS Outlook for Fiscal Year 2012 by $0.15 - $0.16

AUSTIN, Texas, May 2, 2012 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 12-week second quarter ended April 8, 2012. Sales for the quarter increased 14% to $2.7 billion. Including a positive impact of 55 basis points from Easter shifting from the third quarter last year to the second quarter this year, comparable store sales increased 9.5% and identical store sales, excluding six relocations and two expansions, increased 9.0%. Earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 24% from the prior year to $259.2 million, net income increased 31% to $117.7 million, and diluted earnings per share increased 26% to $0.64.

"We are pleased to report another outstanding quarter, producing the best results in our company's thirty-two year history," said John Mackey, co-founder and co-chief executive officer of Whole Foods Market. "Our consistent execution and strong capital disciplines have been delivering record returns to our shareholders."

The following table shows the Company's comparable and identical store sales results for the last five quarters and for the five weeks ended April 29, 2012.

	2Q11*	3Q11*	4Q11	1Q12	2Q12*	Five Weeks Ended 4/29/12**
Sales growth	11.6%	10.9%	12.2%	12.9%	13.6%

Comparable store sales growth	7.8%	8.4%	8.7%	8.7%	9.5%	8.2%
Two-year comps	16.5%	17.2%	17.4%	17.7%	17.3%	16.2%

Identical store sales growth	7.8%	8.1%	8.4%	8.2%	9.0%	7.8%
Two-year idents	15.5%	16.5%	17.1%	17.3%	16.8%	15.7%
Sequential basis point change	392	106	53	24	(48)
Three-year idents	9.6%	12.7%	14.8%	19.8%	24.5%	23.8%
Sequential basis point change	302	306	206	502	472

*Comparable and identical store sales growth includes a negative 50 basis point impact in 2Q11, a positive 60 basis point impact in 3Q11 and a positive 55 basis point impact in 2Q12 from the Easter shift.
**The five-week period includes the last two weeks of the second quarter through the first three weeks of the third quarter and reflects Easter in both years.

Gross profit increased 70 basis points to 36.3% of sales driven by almost equal improvements in occupancy costs and COGS as a percentage of sales. The LIFO charge was $1 million in the second quarter of both years. Direct store expenses improved 37 basis points to 25.5% of sales due primarily to leverage in wages and depreciation.  As a result, store contribution improved 107 basis points to 10.8% of sales.

For stores in the identical store base, gross profit improved 78 basis points to 36.4% of sales, direct store expenses improved 53 basis points to 25.4% of sales, and store contribution improved 131 basis points to 11.0% of sales.

During the quarter, the Company produced $255.8 million in cash flow from operations and invested $101.9 million in capital expenditures, of which $60.0 million related to new stores. This resulted in free cash flow of $153.9 million. In addition, the Company paid $25.2 million in dividends to shareholders, and received $156.8 million in proceeds from the exercise of team member stock options.

The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of $1.3 billion, and total debt (capital lease obligations) of $19.2 million.

Additional information on the quarter for comparable stores and all stores is provided in the following table.

Comparable Stores	Comps	ROIC	# of Stores	Average Size	Total Square Feet
Over 15 years old (18.8 years old, s.f. weighted)	7.1%	139%	71	27,600	1,959,000
Between 11 and 15 years old	8.8%	84%	68	31,200	2,121,800
Between eight and 11 years old	6.8%	83%	38	35,700	1,356,700
Between five and eight years old	9.0%	61%	54	46,900	2,530,600
Between two and five years old	12.1%	22%	55	51,800	2,851,100
Less than two years old (including six relocations)	21.6%	18%	18	42,300	760,800

All comparable stores (9.0 years old, s.f. weighted)	9.5%	54%	304	38,100	11,580,000
All stores (8.6 years old, s.f. weighted)		49%	320	38,000	12,173,800

Fiscal Year Results

For the 28-week period ended April 8, 2012, sales increased 13% to $6.1 billion. Including a positive impact of 25 basis points from Easter shifting from the third quarter last year to the second quarter this year, comparable store sales increased 9.0% and identical store sales, excluding six relocations and three expansions, increased 8.6%. EBITDA increased 23% to $542.2 million, net income increased 32% to $236.0 million, and diluted earnings per share increased 27% to $1.29.

Year to date, the Company has produced $516.7 million in cash flow from operations and invested $213.3 million in capital expenditures, of which $114.5 million related to new stores. This resulted in free cash flow of $303.4 million. In addition, the Company paid $43.1 million in dividends to shareholders, repurchased $3.6 million of common stock, and received $237.0 million in proceeds from the exercise of team member stock options.

The following table shows the Company's year-to-date results through the second quarter for certain line items compared to its historical five-year ranges and averages.

	FY07-FY11 Range		FY07-FY11	FY12
	Low	High	Average	YTD
Sales growth	1.0%	23.6%	12.8%	13.2%
Comparable store sales growth	-3.1%	8.5%	4.9%	9.0%
Identical store sales growth	-4.3%	8.4%	4.0%	8.6%
Ending square footage growth	5%	46%	14%	6%
Percent of sales from new & relocated stores	4%	9%	6%	5%

Gross profit	34.0%	35.0%	34.6%	35.4%
Direct store expenses	26.0%	26.7%	26.3%	25.6%
Store contribution	7.5%	9.0%	8.3%	9.8%
G&A expenses	3.0%	3.4%	3.2%	3.1%

Growth and Development

The Company opened three stores in the second quarter. In the third quarter, the Company has opened four stores and expects to open five additional stores, including one relocation. The Company currently has 324 stores totaling approximately 12.3 million square feet.

The Company recently signed eight new leases averaging 38,600 square feet in size in North Burnaby, B.C.; Alpharetta, GA; Savannah, GA; Maple Grove, MN; Albany, NY; Brooklyn, NY; Memphis, TN; and Toronto, Ontario.  These stores currently are scheduled to open in fiscal year 2013 and beyond.

The following table provides additional information about the Company's store openings in fiscal years 2011 and 2012 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2015.

New Store Information	Stores Opened FY11	Stores Opened FY12 YTD	Current Leases Tendered	Current Leases Signed
Number of stores (including relocations)	18	13	18	70
Number of relocations	6	0	3	9
New markets	0	4	7	21
Average store size (gross square feet)	39,400	34,900	34,000	35,400
Total square footage	708,700	454,200	612,700	2,499,500
Average tender period in months	12.5	7.5
Average pre-opening expense per store (incl. rent)	$2.5 mil
Average pre-opening rent per store	$1.2 mil
Average development cost (excl. pre-opening)*	$9.8 mil
Average development cost per square foot*	$248

*Costs will vary depending on the size of the store, geographic location, degree of work performed by the landlord and complexity of site development issues. To a significant degree, they also depend on how the project is structured, including costs for elements that often increase or decrease rent, e.g., lease acquisition costs, shell and/or garage costs, and landlord allowances.

Raised Outlook for Fiscal Year 2012

The following table provides information on the Company's updated fiscal year 2012 outlook. The Company notes that fiscal year 2012 will be a 53-week year, with the extra week falling in the fourth quarter, making it a 13-week quarter.

"Our exceptional results in the first half of the year have given us the confidence to significantly raise our guidance for the full year.  We are confident that our sales momentum and operating disciplines will create continued positive results for our shareholders," said Walter Robb, co-chief executive officer of Whole Foods Market.

	Prior FY12 53-Week Outlook	Current FY12 53-Week Outlook*	Q2 YTD Actuals	Q3-Q4 Implied Outlook

Sales growth	13.5% - 15.0%	14.8% - 15.6%	13.2%	16.7% - 18.2%
Comparable store sales growth	7.3% - 8.8%	8.2% - 8.9%	9.0%	7.2% - 8.8%
Two-year comps	15.8% - 17.3%	16.7% - 17.5%	17.6%	15.7% - 17.4%
Identical store sales growth	7.0% - 8.5%	7.8% - 8.6%	8.6%	7.0% - 8.6%
Two-year idents	15.4% - 16.9%	16.2% - 17.0%	17.1%	15.2% - 16.8%

Number of new stores	24 - 27	24 - 27	9	15 - 18
% of sales from new stores	5%	5%	5%	5%
Ending square footage growth	7% - 8%	7% - 8%	6%	7% - 8%

LIFO charge	$2 - $3 mil	$2 - $3 mil	$1 mil	$1 - $2 mil
G&A expenses	3.0%	3.1%	3.1%	3.1%
Pre-opening and relocation costs	$51 - $56 mil	$51 - $56 mil	$25 mil	$26 - $31 mil
Operating margin	5.9%	6.3%	6.3%	6.2% - 6.3%
EBITDA	$980 - $995 mil	$1.03 - $1.04 bil	$542 mil	$488 - $498 mil
Net interest and other income	$6 - $8 mil	$9 - $10 mil	$5 mil	$4 - $5 mil

Tax rate	38.5% - 38.9%	38.6% - 38.8%	38.6%	38.6% - 39.0%
Diluted shares outstanding	183 mil	185 mil	183 mil	186 mil

Diluted EPS	$2.28 - $2.32	$2.44 - $2.47	$1.29	$1.15 - $1.18
YOY % change	18% - 20%	26% - 28%	27%	25% - 28%
Capital expenditures	$410 - $460 mil	$410 - $460 mil	$213 mil	$197- $247 mil

*The Company estimates the impact on earnings from the extra week to be $0.06 per share. On a 52-week to 52-week basis, excluding the impact of the extra week in the fourth quarter, the Company expects total sales growth of 13% and earnings per share growth of 23% to 25%.

The Company is committed to producing positive free cash flow on an annual basis, including sufficient cash flow to fund the 70 stores in its current development pipeline. The following table provides information about the Company's estimated store openings for the next two fiscal years. Over the long term, the Company considers 1,000 stores to be a reasonable indication of its market opportunity in the United States as the Whole Foods Market brand continues to strengthen, consumer demand for natural and organic products continues to increase, and the Company's flexibility on new store size opens up additional market opportunities. The Company believes Canada and the United Kingdom hold great promise as well.

	Estimated Openings	Relocations	Average Square Feet per Store	Ending Square Footage Growth
Fiscal year 2012	24 - 27	1 - 2	35,000	7% - 8%
Fiscal year 2013	28 - 32	2 - 3	35,000	7% - 8%

About Whole Foods Market

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2011, the Company had sales of approximately $10 billion and currently has 324 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs over 67,000 Team Members and has been ranked for 15 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

The Whole Foods Market, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6063

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements.  These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 25, 2011.  Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (800) 862-9098, and the conference ID is "Whole Foods."  A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

	Twelve weeks ended		Twenty-eight weeks ended
	April 8, 2012	April 10, 2011	April 8, 2012	April 10, 2011
Sales	$ 2,670,282	$ 2,350,518	$ 6,061,222	$ 5,354,173
Cost of goods sold and occupancy costs	1,700,574	1,513,446	3,913,397	3,478,616
Gross profit	969,708	837,072	2,147,825	1,875,557
Direct store expenses	681,771	608,737	1,552,696	1,399,366
Store contribution	287,937	228,335	595,129	476,191
General and administrative expenses	86,760	75,661	190,276	164,172
Operating income before pre-opening and store closure	201,177	152,674	404,853	312,019
Pre-opening expenses	10,496	9,543	20,901	18,183
Relocation, store closure and lease termination costs	1,298	1,003	4,231	4,149
Operating income	189,383	142,128	379,721	289,687
Investment and other income, net of interest	2,254	658	4,633	977
Income before income taxes	191,637	142,786	384,354	290,664
Provision for income taxes	73,972	52,851	148,362	111,999
Net income	$ 117,665	$ 89,935	$ 235,992	$ 178,665

Basic earnings per share	$ 0.65	$ 0.51	$ 1.31	$ 1.03
Weighted average shares outstanding	182,161	174,686	180,649	173,606

Diluted earnings per share	$ 0.64	$ 0.51	$ 1.29	$ 1.02
Weighted average shares outstanding, diluted basis	184,603	177,124	182,841	175,614

Dividends declared per common share	$ 0.14	$ 0.10	$ 0.28	$ 0.20

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	Twelve weeks ended		Twenty-eight weeks ended
	April 8, 2012	April 10, 2011	April 8, 2012	April 10, 2011
Net income
(numerator for basic and diluted earnings per share)	$ 117,665	$ 89,935	$ 235,992	$ 178,665
Weighted average common shares outstanding
(denominator for basic earnings per share)	182,161	174,686	180,649	173,606
Potential common shares outstanding:
Incremental shares from assumed exercise of stock options	2,442	2,438	2,192	2,008
Weighted average common shares outstanding and potential additional common shares outstanding
(denominator for diluted earnings per share)	184,603	177,124	182,841	175,614

Basic earnings per share	$ 0.65	$ 0.51	$ 1.31	$ 1.03
Diluted earnings per share	$ 0.64	$ 0.51	$ 1.29	$ 1.02

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
April 8, 2012 and September 25, 2011
(In thousands)

Assets	2012	2011
Current assets:
Cash and cash equivalents	$ 175,375	$ 212,004
Short-term investments - available-for-sale securities	881,945	442,320
Restricted cash	104,942	91,956
Accounts receivable	189,717	175,310
Merchandise inventories	365,619	336,799
Prepaid expenses and other current assets	59,813	73,579
Deferred income taxes	122,766	121,176
Total current assets	1,900,177	1,453,144
Property and equipment, net of accumulated depreciation and amortization	2,053,507	1,997,212
Long-term investments - available-for-sale securities	139,956	52,815
Goodwill	662,938	662,938
Intangible assets, net of accumulated amortization	66,047	67,234
Deferred income taxes	43,047	50,148
Other assets	8,447	8,584
Total assets	$ 4,874,119	$ 4,292,075

Liabilities And Shareholders' Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$ 346	$ 466
Accounts payable	243,627	236,913
Accrued payroll, bonus and other benefits due team members	300,501	281,587
Dividends payable	25,610	17,827
Other current liabilities	382,139	342,568
Total current liabilities	952,223	879,361
Long-term debt and capital lease obligations, less current installments	18,882	17,439
Deferred lease liabilities	395,881	353,776
Other long-term liabilities	52,175	50,194
Total liabilities	1,419,161	1,300,770

Shareholders' equity:
Common stock, no par value, 600,000 and 300,000 shares authorized; 182,980 and 178,886 shares issued; and 182,923 and 178,886 shares outstanding in 2012 and 2011, respectively	2,399,979	2,120,972
Common stock in treasury, at cost	(3,599)	--
Accumulated other comprehensive income (loss)	2,932	(164)
Retained earnings	1,055,646	870,497
Total shareholders' equity	3,454,958	2,991,305
Commitments and contingencies
Total liabilities and shareholders' equity	$ 4,874,119	$ 4,292,075

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
April 8, 2012 and April 10, 2011
(In thousands)

	Twenty-eight weeks ended
	April 8, 2012	April 10, 2011
Cash flows from operating activities
Net income	$ 235,992	$ 178,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	162,509	152,903
Loss on disposition of fixed assets	1,103	914
Share-based payment expense	19,759	12,848
LIFO expense	1,000	3,000
Deferred income tax expense	5,624	15,747
Excess tax benefit related to exercise of team member stock options	(15,481)	(9,251)
Deferred lease liabilities	37,429	24,110
Other	4,780	202
Net change in current assets and liabilities:
Accounts receivable	(18,816)	(24,991)
Merchandise inventories	(29,489)	(20,474)
Prepaid expenses and other current assets	14,278	(7,310)
Accounts payable	6,334	20,176
Accrued payroll, bonus and other benefits due team members	18,718	9,580
Other current liabilities	71,101	46,457
Net change in other long-term liabilities	1,840	241
Net cash provided by operating activities	516,681	402,817
Cash flows from investing activities
Development costs of new locations	(114,549)	(89,451)
Other property and equipment expenditures	(98,729)	(80,130)
Purchase of available-for-sale securities	(1,321,589)	(780,154)
Sale of available-for-sale securities	789,432	731,306
Decrease (increase) in restricted cash	(12,986)	17
Other investing activities	(1,614)	(1,576)
Net cash used in investing activities	(760,035)	(219,988)
Cash flows from financing activities
Common stock dividends paid	(43,057)	(17,348)
Issuance of common stock	237,004	153,067
Purchase of treasury stock	(3,599)	--
Excess tax benefit related to exercise of team member stock options	15,481	9,251
Payments on long-term debt and capital lease obligations	(113)	(300,123)
Net cash provided by (used in) financing activities	205,716	(155,153)
Effect of exchange rate changes on cash and cash equivalents	1,009	2,431
Net change in cash and cash equivalents	(36,629)	30,107
Cash and cash equivalents at beginning of period	212,004	131,996
Cash and cash equivalents at end of period	$ 175,375	$ 162,103

Supplemental disclosure of cash flow information:
Interest paid	$ 1,616	$ 14,002
Federal and state income taxes paid	$ 91,172	$ 109,611

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In thousands)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Return on Invested Capital ("ROIC") and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.
The following is a tabular presentation of the non-GAAP financial measure EBITDA including a reconciliation to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	Twelve weeks ended		Twenty-eight weeks ended
EBITDA	April 8, 2012	April 10, 2011	April 8, 2012	April 10, 2011
Net income	$ 117,665	$ 89,935	$ 235,992	$ 178,665
Provision for income taxes	73,972	52,851	148,362	111,999
Investment and other income, net of interest	(2,254)	(658)	(4,633)	(977)
Operating income	189,383	142,128	379,721	289,687
Depreciation and amortization	69,856	66,212	162,509	152,903
Earnings before interest, taxes, depreciation & amortization (EBITDA)	$ 259,239	$ 208,340	$ 542,230	$ 442,590

The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital represents a trailing four quarter average.

	Twelve weeks ended		Sixteen weeks ended
ROIC	April 8, 2012	April 10, 2011	January 15, 2012	January 16, 2011
Net income	$ 117,665	$ 89,935	$ 118,327	$ 88,730
Interest expense, net of taxes	--	798	43	1,400
Adjusted earnings	117,665	90,733	118,370	90,130

Total rent expense, net of taxes[1]	46,933	45,589	61,849	55,593
Estimated depreciation on capitalized operating leases, net of taxes[2]	(31,289)	(30,393)	(41,233)	(37,062)
Adjusted earnings, including interest related to operating leases	133,309	105,929	138,986	108,661

Annualized adjusted earnings	$ 509,882	$ 393,176	$ 384,703	$ 292,923
Annualized adjusted earnings, including interest related to operating leases	$ 577,672	$ 459,026	$ 451,705	$ 353,148

Average working capital, excluding current portion of long-term debt	$ 690,933	$ 438,384	$ 568,587	$ 455,747
Average property and equipment, net	2,005,337	1,902,681	1,975,401	1,893,106
Average other assets	859,956	908,698	854,829	900,577
Average other liabilities	(419,068)	(367,444)	(402,477)	(358,345)
Average invested capital	$ 3,137,158	$ 2,882,319	$ 2,996,340	$ 2,891,085
Average estimated asset base of capitalized operating leases[3]	2,588,960	2,413,092	2,553,785	2,378,427
Average invested capital, adjusted for capitalization of operating leases	$ 5,726,118	$ 5,295,411	$ 5,550,125	$ 5,269,512

ROIC	16.3%	13.6%	12.8%	10.1%
ROIC, adjusted for capitalization of operating leases	10.1%	8.7%	8.1%	6.7%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals 2/3 of total rent expense
[3] Estimated asset base equals 8x total rent expense

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	Twelve weeks ended		Twenty-eight weeks ended
Free Cash Flow	April 8, 2012	April 10, 2011	April 8, 2012	April 10, 2011
Net cash provided by operating activities	$ 255,785	$ 149,832	$ 516,681	$ 402,817
Development costs of new locations	(60,043)	(43,890)	(114,549)	(89,451)
Other property and equipment expenditures	(41,892)	(34,694)	(98,729)	(80,130)
Free Cash Flow	$ 153,850	$ 71,248	$ 303,403	$ 233,236
CONTACT:  Cindy McCann
          VP of Investor Relations
          512.542.0204